                                                                Exhibit 99.23(j)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 23 to Registration Statement No. 33-31072 on Form N-1A of Lord Abbett Series Fund, Inc. of our reports dated February 11, 2004 on the financial statements of Lord Abbett Series Fund, Inc. for the year ended December 31, 2003 and to the references to us under the captions "Financial Highlights" in the Prospectuses and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information, all of which are part of this Registration Statement.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
New York, New York
April 26, 2004